PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus Dated April 23, 2026)	Registration No. 333-295098
$30,000,000
Common Stock
We have entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Piper Sandler & Co. (the “Sales Agent” or “Piper Sandler”) relating to the sale of shares of our common stock, no par value per share (“common stock”), offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Equity Distribution Agreement, we may from time to time offer and sell shares of common stock having an aggregate offering price of up to $30.0 million through Piper Sandler, acting as our sales agent.
Sales of our common stock, if any, pursuant to this prospectus supplement and the accompanying base prospectus may be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific amount of securities but will act as sales agent using commercially reasonable efforts to sell on our behalf all of the shares or our common stock requested to be sold by us, consistent with normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The common stock to which this prospectus supplement relates will be offered and sold at prevailing market prices or at negotiated prices through the Sales Agent over a period of time and from time to time in transactions at then-current prices. The Sales Agent will be entitled to compensation in an amount up to 3.0% of the aggregate gross sales proceeds of any shares of common stock sold under the Equity Distribution Agreement. See “PLAN OF DISTRIBUTION” on page S-13 in this prospectus supplement for additional information regarding compensation to be paid to the Sales Agent. In connection with the sale of common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent may be deemed to be underwriting discounts or commissions. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is traded on the Nasdaq Capital Market under the symbol “ISBA.” On June 11, 2026, the closing price of our common stock on the Nasdaq Capital Market was $43.24 per share. You are urged to obtain current market prices of our common stock.
Investing in our common stock involves risk. Before making any decision to invest in our common stock, you should carefully consider the risks and uncertainties described in this prospectus supplement under “RISK FACTORS” and the risk factors discussed in our most recent Annual Report on Form 10-K and in our other periodic reports filed with the Securities and Exchange Commission (the “SEC”) and incorporated herein by reference.
The common stock offered pursuant to this prospectus supplement has not been approved or disapproved by the SEC, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, or any state securities commission or other regulatory authority nor has the SEC, any state securities commission or other regulatory authority passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares of our common stock are not savings accounts, deposits or other obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
The date of this prospectus supplement is June 16, 2026.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT
Page

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-1
PROSPECTUS SUPPLEMENT SUMMARY	S-4
Isabella Bank Corporation	S-4
Recent Developments	S-4
Implications of Being a Smaller Reporting Company	S-5
The Offering	S-6
RISK FACTORS	S-7
Risks Associated with this Offering and our Common Stock	S-7
Risks Related to the Grand River Acquisition	S-10
Risks Relating to Our Business	S-12
PLAN OF DISTRIBUTION	S-14
USE OF PROCEEDS	S-16
EXPERTS	S-17
LEGAL MATTERS	S-18
INFORMATION INCORPORATED BY REFERENCE	S-19
WHERE YOU CAN FIND MORE INFORMATION	S-21
BASE PROSPECTUS
Page

ABOUT THIS PROSPECTUS	1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	2
WHERE YOU CAN FIND MORE INFORMATION	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
ABOUT ISABELLA BANK CORPORATION	6
RISK FACTORS	7
USE OF PROCEEDS	8
THE SECURITIES WE MAY OFFER	9
DESCRIPTION OF DEBT SECURITIES	10
DESCRIPTION OF COMMON STOCK	23
DESCRIPTION OF SUBSCRIPTION RIGHTS	26
DESCRIPTION OF WARRANTS	28
DESCRIPTION OF UNITS	29
PLAN OF DISTRIBUTION	30
LEGAL MATTERS	33
EXPERTS	34

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, in this prospectus supplement, the terms “Company,” “we,” “our,” “ours,” and “us” refer to Isabella Bank Corporation, a financial holding company organized under the laws of Michigan and headquartered in Mount Pleasant, Michigan, and Isabella Bank. The term “Bank” refers to Isabella Bank, our wholly-owned banking subsidiary. The Bank is a Michigan state-chartered commercial bank with banking offices in Michigan.
This document consists of two parts and is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) utilizing a “shelf registration” process. The first part of this document is this prospectus supplement, which describes the specific terms of this offering and certain other matters and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information about us and the common stock offered by this prospectus supplement and the accompanying base prospectus. Generally, when we refer to the “prospectus”, we are referring to this prospectus supplement and the accompanying base prospectus combined as one document. To the extent the information in the prospectus supplement differs from the information in the accompanying base prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.
We are offering to sell, and seeking offers to buy, shares of our common stock only in United States jurisdictions where offers and sales are permitted. We are not making an offer of the common stock in any jurisdiction where the offer is not permitted. The distribution of the prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. The prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by the prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
In making your investment decision, it is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference therein. You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. You should not assume that the information that appears in this prospectus supplement, the accompanying base prospectus or any document incorporated by reference into this prospectus supplement or the accompanying base prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of such information.
This prospectus supplement does not contain all of the information included in the Registration Statement. For a more complete understanding of the offering of the securities, you should refer to the Registration Statement, including its exhibits, some of which may be contained in documents subsequently filed with the SEC and incorporated by reference into the prospectus.
You should rely only on the information contained in this prospectus supplement and the accompanying base prospectus. We have not authorized any other person to provide you with information that is different from that contained in, or incorporated by reference in, this prospectus supplement or the accompanying base prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in, or incorporated by reference in, this prospectus supplement and the accompanying base prospectus is accurate only as of their respective dates. Our business, financial condition and results of operations may have changed since those dates. This prospectus supplement supersedes the accompanying base prospectus to the extent it contains information that is different from or in addition to the information in that prospectus.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,”

“predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “strive,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described in the “Risk Factors” section of this prospectus and in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K.
These factors, many of which are beyond our control, include the following:
•uncertainty or perceived instability in the banking industry as a whole;
•increased competition for deposits among traditional and nontraditional financial services companies, and related changes in deposit customer behavior;
•the lingering inflationary pressures, and the risk of the resurgence of elevated levels of inflation, in the United States and our market areas, and its impact on market interest rates, the labor market, the economy as a whole, and credit quality;
•our ability to effectively execute our expansion strategy and manage our growth, including identifying and consummating suitable acquisitions;
•our ability to consummate our proposed merger with Grand River Commerce, Inc.;
•the ability to obtain required governmental approvals of the proposed terms of the merger;
•risks associated with concentrations of our business in market areas, loans secured by real estate and public funds deposits as a percentage of total deposits;
•adverse changes in customer demand, spending, borrowing, and savings habits;
•risks associated with our commercial loan portfolio and agricultural loan portfolio;
•risks related to the significant amount of credit that we have extended to a limited number of borrowers and in a limited geographic area;
•damage to our reputation resulting from adverse publicity, regulatory actions, litigation, operational failures, and the failure to meet client expectations and other facts;
•our ability to keep pace with technological change or difficulties we may experience when implementing new technologies;
•cybersecurity risk, including cyber incidents or other failures, disruptions or breaches of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of a cyber-attack;
•costs and effects of litigation, investigations or similar matters to which we may be subject;
•natural disasters, severe weather, acts of god, acts of war or terrorism, domestic civil unrest, geopolitical instability, public health outbreaks (such as coronavirus), other international or domestic calamities, and other events beyond our control, including as a result of in the policies of the current U.S. presidential administration or Congress;
•the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts and the resulting impact on the Company and its customers;

•compliance with governmental and regulatory requirements, including the Dodd-Frank Act Wall Street Reform and Consumer Protection Act, Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018, and others relating to banking, consumer protection, securities and tax matters;
•changes in accounting principles and standards;
•changes in the laws, rules, regulations, interpretations or policies that apply to the Company’s business and operations, and any additional regulations, or repeals that may be forthcoming as a result thereof, which could cause the Company to incur additional costs and adversely affect the Company’s business environment, operations, and financial results; and
•our ability to navigate the uncertain impacts of current and future governmental monetary and fiscal policies, including the current and future policies of the Board of Governors of the Federal Reserve System (“Federal Reserve”).
When evaluating forward-looking statements to make decisions about the Company and our common stock, investors should not consider the above list of factors to be a complete list of the risks or uncertainties that we face or that could emerge in the future. All forward-looking statements speak only as of the date of the document in which they are contained. We disclaim any obligation to update these forward-looking statements unless required by law, and we caution you not to place undue reliance on them.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying base prospectus. This summary highlights selected information from this prospectus supplement and the accompanying base prospectus to help you understand this offering of our common stock. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should read this prospectus supplement and the accompanying base prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of our common stock as well as the other considerations that are important to you in making a decision about whether to invest in our common stock. You should pay special attention to the “RISK FACTORS” section of this prospectus supplement and the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2025 and the other documents incorporated by reference into this prospectus supplement, before you determine whether an investment in our common stock is appropriate for you.

Isabella Bank Corporation
Isabella Bank Corporation is a Michigan corporation and financial holding company incorporated in September 1988. The Company’s wholly-owned subsidiaries, Isabella Bank, a Michigan-chartered commercial bank organized and operating since 1903, has 31 offices located throughout Bay, Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw counties. Both the Company and the Bank are headquartered in Mount Pleasant, Michigan.

The Bank is a community bank with a focus on providing high quality, personalized service at a fair price. The Bank offers a broad array of banking and wealth management services to businesses, institutions, individuals, and their families. Lending activities include loans for commercial and agricultural operations and real estate purposes, residential real estate loans, and consumer loans. The Bank limits lending activities primarily to its local markets and purchased loans from the secondary market are minimal. The Bank does not make loans to fund leveraged buyouts, has no foreign corporate or government loans, and has limited holdings of corporate debt securities. Our general lending philosophy is to limit concentrations to individuals and business segments. Deposit services offered include checking accounts, savings accounts, certificates of deposit, direct deposits, cash management services, mobile and internet banking, and ATMs. We also offer full-service investment management, trust, and estate services.
At March 31, 2026, we had, on a consolidated basis, total assets of approximately $2.3 billion, total gross loans of approximately $1.6 billion, total deposits of approximately $1.9 billion, and total shareholders’ equity of approximately $234.0 million.
The Company’s and the Bank’s principal offices are located at 401 North Main Street, Mount Pleasant, Michigan 48858 and our telephone number is (989) 772-9471.
Recent Developments

Pending Merger with Grand River Commerce, Inc.

On June 11, 2026, we entered into an Agreement and Plan of Merger (the “merger agreement”) with Grand River Commerce, Inc. (“Grand River”), the parent holding company of Grand River Bank. The merger agreement provides that the following transactions will occur: (i) A newly-formed subsidiary of Purchaser will merge with and into Grand River, with Grand River continuing as the surviving corporation in the merger, (ii) subsequently, Grand River will merge with and into the Company, with the Company continuing as the surviving corporation in the merger, and (iii) subsequently, Grand River Bank will merge with and into Isabella Bank, with Isabella Bank continuing as the surviving bank in the bank merger (the “Grand River acquisition”).

The Grand River acquisition is expected to close in the fourth quarter of 2026, subject to the satisfaction of customary closing conditions, including regulatory approvals and the approval of the shareholders of Grand River. There can be no assurance that the Grand River acquisition will be completed in the anticipated time frame, or at all, or that the anticipated benefits of the Grand River acquisition will be realized. See “Risks Related to the Grand River Acquisition.” This offering is not conditioned upon the completion of the Grand River acquisition, nor is the Grand River acquisition conditional upon any shares being sold in this offering.

For a full description of the material terms of the merger agreement, please see our Current Reports on Form 8-K filed with the SEC on June 12, 2026 and June 15, 2026.

Implications of Being a Smaller Reporting Company

We are currently a “smaller reporting company” as defined in the Exchange Act. We will be a smaller reporting company and may continue to take advantage of the scaled-back disclosures available to smaller reporting companies for so long as (i) the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our most recently completed second fiscal quarter or (ii) at the time of determination at the end of the fiscal year, (a) our annual revenue is less than $100.0 million during the most recently completed fiscal year for which audited financial statements are then-available and (b) the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our most recently completed second fiscal quarter. As a smaller reporting company, we are permitted to comply with scaled-back disclosure obligations in our SEC filings compared to other issuers, including with respect to disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may elect to adopt some or all of the accommodations available to smaller reporting companies. Until we cease to be a smaller reporting company, the scaled-back disclosure in our SEC filings will result in less information about our company being available than for other public companies.

The Offering
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the common stock offered hereby, see the “DESCRIPTION OF COMMON STOCK” section of the accompanying base prospectus.

Issuer:	Isabella Bank Corporation, a Michigan corporation and registered financial holding company.

Shares of Common Stock Offered by Us:	Shares of our common stock having an aggregate offering price of up to $30 million.

Manner of Offering:	“At-the-market” offering that may be made from time to time through Piper Sandler, as the Sales Agent. See “PLAN OF DISTRIBUTION” on page S-13 for more information.

Use of Proceeds:	The net proceeds of the offering will be used for general corporate purposes, which may include, without limitation, contribution to the capital of our subsidiary, Isabella Bank, to support its lending activities and growth. Allocations of the net proceeds from this offering for specific purposes have not been made as of the date of this prospectus supplement. The precise amounts and timing of the application of any net proceeds will depend upon our business operations and funding requirements. See “USE OF PROCEEDS” on page S-15 for more information.

Listing:	Our common stock is listed on the Nasdaq Capital Market under the symbol “ISBA.”

Risk Factors:	An investment in our common stock involves risks. You should carefully consider the information set forth in the section entitled “RISK FACTORS” beginning on page S-7, as well as other information included or incorporated by reference in this prospectus supplement before deciding whether to invest in our common stock.

Transfer Agent and Registrar:	Isabella Bank Corporation.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully read and consider the risks, uncertainties and assumptions discussed below and in Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and any updated information described in our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that we file with the SEC after the date of this prospectus supplement, all of which are incorporated by reference herein and in the accompanying base prospectus. See “INFORMATION INCORPORATED BY REFERENCE” on page S-18 and “WHERE YOU CAN FIND MORE INFORMATION” on page S-19.
Risks Associated with this Offering and our Common Stock
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock would have on the market price of our common stock. In addition, the Company anticipates that it will issue approximately 839,003 shares of common stock in the Grand River acquisition. The issuance of these new shares of common stock could have the effect of depressing the market price of our common stock, through dilution of earnings per share or otherwise.

Furthermore, former Grand River shareholders and current shareholders of the Company may not wish to continue to invest in the additional operations of the combined company, or for other reasons may wish to dispose of some or all of their interests in the combined company, and as a result may seek to sell their shares of common stock following, or in anticipation of, completion of the Grand River acquisition. These sales (or the perception that these sales may occur), coupled with the increase in the outstanding number of shares of common stock, may affect the market for, and the market price of, common stock in an adverse manner.

If the merger is completed and shareholders of the Company sell substantial amounts of common stock in the public market following the consummation of the Grand River acquisition, the market price of common stock may decrease. These sales might also make it more difficult for the Company to raise capital by selling equity or equity-related securities at a time and price that it otherwise would deem appropriate.

The actual number of shares we will issue under the Equity Distribution Agreement, at any one time or in total, and the amount and timing of any resulting net proceeds, are uncertain.
Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Sales Agent. Because the timing of any sales is not known at this time and the price per share of each share sold will fluctuate based on the market price of our common stock during any sales periods, it is not possible at this stage to predict the number of shares that will be ultimately issued or the amount or timing of any net proceeds we may receive.
We will have broad discretion in the use of any net proceeds from this offering and may not use them effectively.
Our senior management will have broad discretion in the application of any net proceeds from this offering. Because of the number and variability of factors that will determine the amount and use of the net proceeds, their ultimate use may vary substantially from their currently intended use. Our senior management might not apply our net proceeds in ways that ultimately increase the value of your investment. While we expect to use the net proceeds from this offering as described under “USE OF PROCEEDS” on page S-15, we are not obligated to do so. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds in ways that enhance shareholder value, we may fail to achieve expected financial results, which could adversely affect our business, financial condition and results of operations, and cause the price of our common stock to decline.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors, some of which are beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings, or the prices at which such offerings may be effected. We may sell common stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have voting, liquidation or other rights superior to existing shareholders. The price per share at which we sell additional common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.
The market price of our common stock may fluctuate significantly, and there is a limited trading volume in our common stock. This may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.
The market price of our common stock on the Nasdaq constantly changes. We expect that the market price of our common stock will continue to fluctuate and there can be no assurance about the market price for our common stock in the future. In addition, there is limited trading volume in our common stock, and we do not expect that this offering will result in a substantially more liquid market for our common stock.
Stock price volatility and the limited trading volume in our stock may make it difficult for you to resell your common stock when you want and at prices you find attractive. Our stock price may fluctuate significantly as a result of a variety of factors, many of which are beyond our control, including those described above under “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS” and in our annual and other periodic reports filed with the SEC and incorporated by reference herein.
General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, geopolitical tensions, interest rate changes, credit loss trends and federal tariff and trade policy, could also cause our stock price to decrease regardless of our operating results due to volatility and disruption of capital and credit markets.
Common stock is equity and is subordinate to our existing and future indebtedness and effectively subordinated to all the indebtedness and other non-common equity claims against our subsidiaries.
Shares of our common stock are equity interests in us and do not constitute indebtedness. As such, shares of our common stock will rank junior to all of our indebtedness, including without limitation, our fixed-to-floating rate subordinated notes due 2031, and to other non-equity claims against us and our assets available to satisfy claims against us, including in the event of our liquidation. In the event of our liquidation, lenders and holders of our debt securities would receive distributions of our available assets prior to holders of our common stock. Furthermore, our right to participate in a distribution of assets upon the liquidation or reorganization of Isabella Bank or other subsidiaries would be subject to the prior claims of that subsidiary’s creditors, including holders of any preferred stock of that subsidiary.

We may borrow funds or issue additional debt which would be senior to our common stock as to distributions and in liquidation, and which could negatively affect the value of our common stock.
In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by all or up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, common stock or securities convertible into or exchangeable for common stock. In the event of our liquidation, our lenders and holders of our debt would receive a distribution of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate with certainty the amount, timing or nature of our future offerings and debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. In addition, the borrowing of funds or issuance of debt would increase our leverage and decrease our liquidity, and the issuance of additional equity securities would dilute the interests of our existing shareholders.
An investment in our common stock is not a deposit insured by the Federal Deposit Insurance Corporation (“FDIC”).
Our shares of common stock are not savings accounts, deposits or other obligations of any of Isabella Bank, and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. Your investment in the Company will be subject to investment risk and you may experience a complete loss of your investment.
You may not receive dividends on the common stock.
Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Even if we have earnings in an amount sufficient to pay cash dividends, our board of directors may decide to retain earnings for the purpose of funding growth. We cannot assure you that cash dividends on our common stock will ever be paid. You should not purchase shares of common stock offered hereby if you need or desire dividend income from this investment.
Furthermore, as a financial holding company, our ability to pay dividends is subject to the guidelines of the Federal Reserve regarding capital adequacy and dividends. It is the policy of the Federal Reserve that bank and financial holding companies should generally pay dividends on capital stock only out of earnings, and only if prospective earnings retention is consistent with the organization’s expected future needs, asset quality and financial condition. Dividends also may be limited as a result of safety and soundness considerations.
Our liquidity is dependent on dividends from the Bank.
The Company is a legal entity separate and distinct from the Bank, whose primary source of funds consists of dividends from the Bank. Various federal and state laws and regulations limit the amount of dividends that the Bank may pay to the Company. Also, the right of the Company and consequently the right of shareholders of the Company, to participate in any distribution of the assets or earnings of its subsidiaries, through the payment of such dividends or otherwise, is subject to the prior claims of creditors of the subsidiaries, including, with respect to Isabella Bank, depositors of Isabella Bank, except to the extent that certain claims of the Company in a creditor capacity may be recognized. In the event the Bank is unable to pay dividends to us, we may not be able to service any debt we may incur, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.
The FDIC also has the authority to use its enforcement powers to prohibit Isabella Bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice. Federal law also prohibits the payment of dividends by Isabella Bank that will result in Isabella Bank failing to meet its applicable capital requirements on a pro forma basis.
Ownership of our common stock may require regulatory approval or result in adverse regulatory consequences.
We are a financial holding company regulated by the Federal Reserve. Any “company”, as defined in the Bank Holding Company Act of 1956, as amended, or the “BHC Act,” owning 25% or more of a class of our outstanding shares of voting stock, or a lesser percentage if such holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the BHC Act. A holder or group of holders acting in concert may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. A company determined to control us under the BHC Act will be subject to ongoing regulation and supervision.
In addition, no person, including individuals or groups of individuals acting in concert may acquire “control” of us under the Change in Bank Control Act, or the “CBC Act,” without providing prior notice to the Federal Reserve and receiving a nonobjection from the Federal Reserve.
Further, acquisitions of our voting stock above certain thresholds may be subject to prior regulatory notice or approval under the BHC Act or the CBC Act. For example, any bank holding company or foreign bank that is subject to the BHC Act may need approval to acquire or retain more than 5% of the then outstanding shares in a class of voting stock, and any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the shares in a class of voting stock.
Under either the BHC Act or the CBC Act, a regulatory determination of “control” of a depository institution or holding company is based on all of the relevant facts and circumstances. Potential investors are advised to consult with their legal counsel regarding the applicable regulations and requirements.
Risks Related to the Grand River Acquisition

The Grand River acquisition may not be completed and the merger agreement may be terminated in accordance with its terms. Failure to complete the Grand River acquisition could negatively impact the price of shares of our common stock, as well as our future business and financial results.

We expect the Grand River acquisition to close during the fourth quarter of 2026, but the acquisition is subject to a number of closing conditions. Satisfaction of many of these conditions is beyond our control. If these conditions are not satisfied or waived, the Grand River acquisition will not be completed. Certain of the conditions that remain to be satisfied include, but are not limited to:
•the continued accuracy of the representations and warranties made by the parties in the merger agreement;
•the performance by each party of its respective obligations under the merger agreement;
•the approval by Grand River shareholders of the merger agreement and the Grand River acquisition;
•the receipt of required regulatory approvals, including the approval of the Federal Reserve and the Michigan Department of Insurance and Financial Services; and
•the absence of any injunction, order or decree restraining, enjoining or otherwise prohibiting the Grand River acquisition.
As a result, the Grand River acquisition may not close as scheduled, or at all. In addition, either the Company or Grand River may terminate the merger agreement under certain circumstances. Without realizing any of the benefits of having completed the transactions, we will be subject to a number of risks, including the following:

•we may be required to pay our costs relating to the transactions, which are substantial, such as legal, accounting, and financial advisory fees, whether or not the transactions are completed;
•time and resources committed by management to matters relating to the transactions could otherwise have been devoted to pursuing other beneficial opportunities;
•we may experience negative reactions from financial markets, including negative impacts on the prices of our common stock, including to the extent that the current market price reflects a market assumption that the Grand River acquisition will be completed;
•we may experience negative reactions from employees, customers or vendors;
•Grand River may owe a termination fee of $2,180,000; and
•since the merger agreement restricts the conduct of our business prior to completion of the Grand River acquisition, we may not have been able to take certain actions during the pendency of the merger that would have benefited us as an independent company and the opportunity to take such actions may no longer be available.

If the transactions contemplated by the merger agreement are not completed for any reason, our ongoing business, financial condition and financial results may be adversely affected. In addition, any delay in completing the merger may significantly reduce the synergies and other benefits that we expect that the combined company may achieve if the merger is completed within the expected timeframe.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that we do not anticipate or cannot be met.

Before the Grand River acquisition may be completed, various approvals or waivers must be obtained from bank regulatory authorities, including the Federal Reserve and the Michigan Department of Insurance and Financial Services. These regulators may impose conditions on the completion of, or require changes to the terms of, the Grand River acquisition. Such conditions or changes and the process of obtaining regulatory approvals or waivers could have the effect of delaying completion of the Grand River acquisition or of imposing additional costs or limitations on us following the completion of the Grand River acquisition. The regulatory approvals or waivers may not be received at all, may not be received in a timely fashion or may contain conditions on the completion of the Grand River acquisition that are burdensome, not anticipated, or cannot be met. If the completion of the Grand River acquisition is delayed, including by a delay in receipt of necessary governmental approvals or waivers, the business, financial condition, and results of operations of the Company and Grand River may also be materially adversely affected.

We may be unsuccessful in integrating the operations of the businesses we have acquired or expect to acquire in the future, including Grand River.

From time to time, we evaluate and acquire businesses that we believe complement our existing business. The acquisition component of our growth strategy depends on the successful integration of these acquisitions. We face numerous risks and challenges to the successful integration of acquired businesses, including the following:

•the potential for unexpected costs, delays and challenges that may arise in integrating acquisitions into our existing business;
•limitations on our ability to realize the expected cost savings and synergies from an acquisition;
•challenges related to integrating acquired operations, including our ability to retain key employees and maintain relationships with significant customers and depositors;
•challenges related to the integration of businesses that operate in new geographic areas, including difficulties in identifying and gaining access to customers in new markets; and
•the discovery of previously unknown liabilities following an acquisition associated with the acquired business.
If we are unable to successfully integrate the businesses we acquire, our business, financial condition and results of operations may be materially adversely affected.

The Grand River acquisition could result in unexpected disruptions on the combined business.

In response to the announcement of the Grand River acquisition, Grand River’s customers may cease or reduce their business with Grand River, which could negatively affect our combined business operations. Similarly, current or prospective employees of the Company or of Grand River may experience uncertainty about their future roles with the combined entity. This may adversely affect our ability to attract and retain key management, banking and other personnel. In addition, the diversion of the attention of our respective management teams away from day-to-day operations during the negotiation and pendency of the Grand River acquisition could have an adverse effect on the financial condition and operating results of either us or Grand River.
We or Grand River or both may be subject to claims and litigation pertaining to the merger that could prevent or delay the completion of the merger.

Any lawsuits filed in connection with the proposed merger could prevent or delay completion of the merger and result in substantial costs to the Company and Grand River, including any costs associated with indemnification. The defense or settlement of any lawsuit or claim that may be filed seeking remedies against the Company, our board of directors or Grand River or its board of directors in connection with the merger that remains unresolved at the effective time of the merger may adversely affect the Company’s business, financial condition, results of operations and cash flows.

We may fail to realize some or all of the anticipated benefits of the Grand River acquisition.

The success of the Grand River acquisition will depend, in part, on our ability to realize the anticipated benefits and cost savings from combining our business with Grand River’s business. However, to realize these anticipated benefits and cost savings, we must successfully combine both businesses. If we are not able to achieve these objectives, the anticipated benefits and cost savings of the Grand River acquisition may not be realized fully, or at all, or may take longer to realize than we expect.

We will incur significant transaction and merger-related integration costs in connection with the Grand River acquisition.

We expect to incur significant costs associated with completing the Grand River acquisition and integrating Grand River’s operations into our operations and are continuing to assess the impact of these costs. Although we believe that the elimination of duplicate costs, as well as the realization of other efficiencies related to the integration of Grand River’s business with the Company’s business, will offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

The Grand River acquisition may be completed on different terms from those contained in the merger agreement.

Prior to the completion of the Grand River acquisition, the Company and Grand River may, by mutual agreement, amend or alter the terms of the merger agreement, including with respect to, among other things, the merger consideration payable by us to Grand River’s shareholders or any covenants or agreements with respect to the parties’ respective operations during the pendency thereof. Any such amendments or alterations may have negative consequences to the Company.

We may not be able to implement aspects of our growth strategy or new bank facilities may not be profitable.

We believe the Company’s growth strategy contemplates the future expansion of our business and operations both organically and through acquisitions. Implementing these aspects of our growth strategy depends, in part, on our ability to successfully identify acquisition opportunities and strategic partners that will complement our operating philosophy and to successfully integrate their operations with ours, as well as to generate loans and deposits within acceptable risk and expense tolerances. the Company may not be able to identify suitable opportunities for further growth and expansion or, if we do, we may not be able to successfully integrate these new operations into our business.

As consolidation of the financial services industry continues, the competition for suitable acquisition candidates may increase. the Company will compete with other financial services companies for acquisition opportunities, and many of these competitors have greater financial resources than the Company does and may be able to pay more for an acquisition than we are willing or able to pay.

We can offer no assurance that we will have opportunities to acquire other financial institutions, or that we will complete the Grand River acquisition, or acquire or establish any new branches or mortgage offices, or that we will be able to negotiate, finance and complete any opportunities available to us. Additionally, the Company may not be able to organically expand into new markets that are profitable for its business. The costs to start up new bank branches and loan production offices in new markets and the additional costs to operate these facilities would increase the Company’s non-interest expense and may decrease earnings. It may be difficult to adequately and profitably manage growth through the establishment of bank branches and loan production offices in new markets. In addition, we can provide no assurance that our expansion into any such new markets will successfully attract enough new business to offset the expenses of their operation. If we are not able to do so, the Company’s earnings and stock price may be negatively impacted.

Risks Relating to Our Business
For a discussion of risks relating to our business and operations, including risks related to credit and interest rates, the economy, and our operations and strategy, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated into this prospectus supplement by reference, as the same may be updated from time to time prior to the completion of this offering by our future filings under the Exchange Act.
The risks and uncertainties we have described above and those incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. The occurrence of any of these known or unknown risks, or changes in management’s assumptions in evaluating the risks we face, might cause you to lose all or part of your investment in our common stock.

PLAN OF DISTRIBUTION
We have entered into the Equity Distribution Agreement with Piper Sandler, under which we may offer and sell up to $30,000,000 of our shares of common stock from time to time through Piper Sandler acting as Sales Agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by the Sales Agent by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. In addition, with our prior consent and subject to the terms we may establish, the Agent may also sell the common stock by any other method permitted by law, including privately negotiated transactions.
Each time we wish to issue and sell our shares of common stock under the Equity Distribution Agreement, we will notify the Sales Agent of the number of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Piper Sandler, unless Piper Sandler declines to accept the terms of such notice, Piper Sandler has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Equity Distribution Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and the Sales Agent generally will occur on the first full business day following the date on which the sale was made. Sales of our shares of common stock in the offering generally will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
For its services as Sales Agent, we will pay Piper Sandler an amount up to 3.0% of the aggregate gross sales proceeds from each sale of shares our common stock sold pursuant to the Equity Distribution Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Piper Sandler for the reasonable and documented fees and disbursements of its legal counsel: (i) payable upon execution of the Equity Distribution Agreement, in an amount not to exceed $100,000 in connection with the Equity Distribution Agreement, the Registration Statement, this prospectus supplement and accompanying base prospectus, and (ii) thereafter, $15,000 for each quarter beginning with the third quarter of 2026. In accordance with the Financial Industry Regulatory Authority, Inc. Rule 5110 these reimbursed fees and expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Piper Sandler under the terms of the Equity Distribution Agreement, will be approximately $250,000.00. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of the shares.
Piper Sandler will provide written confirmation to us no later than the open of the Nasdaq Capital Market on the trading day immediately following each day on which our shares of common stock are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares sold on that day, the volume-weighted average price of the shares sold and the proceeds to us of such shares, net of the sales commission.
In connection with the sale of our shares of common stock on our behalf, Piper Sandler will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Piper Sandler will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Piper Sandler against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Piper Sandler may be required to make in respect of such liabilities.
The offering of our shares of common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Equity Distribution Agreement and (ii) the termination of the Equity Distribution Agreement as permitted therein. We and Piper Sandler may each terminate the sales agreement at any time upon specified prior notice.
This summary of the material provisions of the Equity Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Equity Distribution Agreement is filed as an exhibit to the Company’s current report on Form 8-K dated June 16, 2026 filed under the Exchange Act and incorporated by reference in this prospectus supplement. (See “INFORMATION INCORPORATED BY REFERENCE” on page S-18.)

Piper Sandler and its affiliates have provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us, for which services they have received, and may in the future receive, customary fees. In the course of its business, Piper Sandler may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Piper Sandler may at any time hold long or short positions in such securities. However, neither Piper Sandler nor its affiliates will engage in transactions in our common stock that are intended to stabilize or maintain the market price of our common stock.
A prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Piper Sandler, and Piper Sandler may distribute the prospectus supplement and the accompanying base prospectus electronically.

USE OF PROCEEDS
We are not guaranteed to receive any particular amount of proceeds from this offering. The amount of the proceeds we receive from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold.
We expect to use the net proceeds from the sale of the securities for our general corporate purposes, which may include, among other purposes, contribution to the capital of our subsidiary, Isabella Bank, to support its lending, investing and other banking activities; to repay indebtedness; and to support or fund acquisitions and other strategic initiatives and activities permissible for financial holding companies.

EXPERTS
The consolidated financial statements of Isabella Bank Corporation for the year ended December 31, 2025, and the effectiveness of internal control over financial reporting as of December 31, 2025, incorporated by reference herein from the Isabella Bank Corporation Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Plante Moran PLLC, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Isabella Bank Corporation as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, and the effectiveness of internal control over financial reporting as of December 31, 2024, incorporated by reference herein from the Isabella Bank Corporation Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Rehmann Robson LLC, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS
The validity of the shares of the Company’s common stock offered by this prospectus will be passed upon for the Company by Foster Swift Collins & Smith P.C., Lansing, Michigan. Certain legal matters will be passed upon for the Company by Hunton Andrews Kurth LLP, Dallas, Texas. Covington & Burling LLP, Boston, Massachusetts, is acting as counsel to the Sales Agent in connection with this offering.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows the Company to incorporate by reference into this prospectus supplement and accompanying base prospectus information and reports that we file with it. This means that we may disclose important information to you by referring you to another document filed separately with the Commission. It also means that information and reports that we subsequently file with the Commission will automatically update and supersede information contained in our earlier-filed reports and in this prospectus supplement and the accompanying base prospectus. This prospectus supplement incorporates by reference the documents which are listed below that the Company has previously filed with the Commission. These documents contain important information about the Company, including our business, financial condition and results of operations.
The following documents previously filed by us with the Commission under the Exchange Act are incorporated by reference into this Registration Statement:
•Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 13, 2026;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 5, 2026;
•our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2026 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025);
•our Current Reports on Form 8-K filed on January 5, 2026, February 26, 2026, March 25, 2026; May 7, 2026; May 28, 2026; June 12, 2026; and June 15, 2026 (other than any information contained therein that was furnished but not filed under Item 7.01); and
•the description of our common stock, no par value, contained under the caption “Description of Registrant’s Securities to be Registered” set forth in the Registration Statement on Form 8-A12b (File No. 001-42639), filed pursuant to Section 12 of the Exchange Act, on May 8, 2025, including any amendment or report filed for the purpose of updating such description.
We also incorporate by reference into this prospectus supplement and accompanying base prospectus all documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of filing of our Registration Statement containing this prospectus and prior to the termination of the offering and the filing of a post-effective amendment to our Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold hereunder, except that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01.

Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement or accompanying base prospectus, except as so modified or superseded. The information relating to us contained in this prospectus supplement and accompanying base prospectus should be read together with the information contained in any documents incorporated by reference herein.
We will provide to you without charge a copy of any or all of the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this prospectus supplement or accompanying base prospectus. Requests should be made in writing or by telephone, directed to:

401 N. Main Street
Mt. Pleasant, Michigan 48858
(989) 772-9471
Attention: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the Commission are available to the public through the SEC’s website, at http://www.sec.gov.
We also make available free of charge on our website, at http://www.ir.isabellabank.com, the documents that we file with the SEC as soon as reasonably practicable after they are filed electronically with the Commission. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying base prospectus, and you should not consider such information as part of this prospectus supplement or accompanying base prospectus.
This prospectus is part of a Registration Statement that we filed with the SEC and does not contain all of the information in the Registration Statement. The full Registration Statement, including exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus supplement and accompanying base prospectus and may be obtained from the SEC or us, as noted above.

$75,000,000
Debt Securities
Common Stock
Subscription Rights
Warrants
Units

Isabella Bank Corporation (“we,” “us,” “our” or “the Company”) may offer and sell, at any time and from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The securities we may offer may be convertible into or exchangeable for other securities. The maximum aggregate initial public offering price of the securities offered through this prospectus is $75,000,000, or the foreign currency equivalent thereof.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The prospectus supplement may also add or update information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. You should carefully read this prospectus and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, we will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “ISBA.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange. If we decide to do so, a prospectus supplement relating to such securities will identify the exchange or market on which they will be listed.

Our principal executive office is located at 401 N. Main Street, Mt. Pleasant, Michigan 48858, and our telephone number at that address is (989) 772-9471.

These securities are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank or savings association.

Neither the U.S. Securities and Exchange Commission, nor any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 of this prospectus and contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated herein by reference, as well as the risk factors included in, or incorporated by reference into, the applicable prospectus supplement, our periodic reports and other information that we file with the U.S. Securities and Exchange Commission.

You should carefully read this prospectus together with the documents we incorporate by reference and the prospectus supplement before you invest in our securities.

This prospectus is not an offer to sell any securities other than the securities offered hereby. This prospectus is not an offer to sell securities in any jurisdictions or in any circumstances in which such an offer is unlawful.

The date of this prospectus is April 23, 2026.

TABLE OF CONTENTS
Page

ABOUT THIS PROSPECTUS	1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	2
WHERE YOU CAN FIND MORE INFORMATION	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
ABOUT ISABELLA BANK CORPORATION	6
RISK FACTORS	7
USE OF PROCEEDS	8
THE SECURITIES WE MAY OFFER	9
DESCRIPTION OF DEBT SECURITIES	10
DESCRIPTION OF COMMON STOCK	23
DESCRIPTION OF SUBSCRIPTION RIGHTS	26
DESCRIPTION OF WARRANTS	28
DESCRIPTION OF UNITS	29
PLAN OF DISTRIBUTION	30
LEGAL MATTERS	33
EXPERTS	34

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may offer and sell, from time to time and in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus for an aggregate offering price of up to $75,000,000, or the foreign currency equivalent thereof.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and information in any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” or incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and in the applicable prospectus supplement when deciding whether to invest. We have not authorized anyone to give oral or written information about this offering, the Company, or the securities offered hereby that is different from the information included or incorporated by reference in this prospectus. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website mentioned under the heading “Where You Can Find More Information.”

References in this prospectus to the “Company,” “we,” “us” and “our” are to Isabella Bank Corporation and its wholly-owned bank subsidiary, Isabella Bank, unless the context otherwise requires. References in this prospectus to the “Bank” are to Isabella Bank. In this prospectus, we sometimes refer to the debt securities, common stock, warrants, units and subscription rights we may offer as “offered securities.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (SEC File Nos. 001-42639 and 000-18415):xx

•our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 13, 2026;
•our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2026 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025);
•our Current Reports on Form 8-K filed on January 5, 2026, February 26, 2026, and March 25, 2026; and
•the description of our common stock, no par value, contained under the caption “Description of Registrant’s Securities to be Registered” set forth in the Registration Statement on Form 8-A12b (File No. 001-42639), filed pursuant to Section 12 of the Exchange Act, on May 8, 2025, including any amendment or report filed for the purpose of updating such description.
We incorporate by reference any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is a part until the termination of the offering of the securities offered hereby. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and supersede, where appropriate, the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file with the SEC annual, quarterly and current reports, proxy statements, information statements and other information. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov or on our Internet web site, https://www.ir.isabellabank.com. The reference to our web site is not intended to be an active link and the information on our web site is not, and you must not consider the information to be, a part of this prospectus and is not incorporated by reference herein.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement and the documents referred to above under “Incorporation of Certain Information by Reference” from the SEC web site or our web site listed above. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), upon written or oral request at the following address and telephone number:

401 N. Main Street
Mt. Pleasant, Michigan 48858
(989) 772-9471
Attention: Corporate Secretary

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain statements that are “forward-looking statements” within the meaning of Section 27A of the Exchange Act and Section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “strive,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described in the “Risk Factors” section of this prospectus.

There are or may be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•uncertainty or perceived instability in the banking industry as a whole;
•increased competition for deposits among traditional and nontraditional financial services companies, and related changes in deposit customer behavior;
•the lingering inflationary pressures, and the risk of the resurgence of elevated levels of inflation, in the United States and our market areas, and its impact on market interest rates, the labor market, the economy as a whole, and credit quality;
•risks associated with concentrations of our business in market areas, loans secured by real estate and public funds deposits as a percentage of total deposits;
•adverse changes in customer demand, spending, borrowing, and savings habits;
•risks associated with our commercial loan portfolio and agricultural loan portfolio;
•risks related to the significant amount of credit that we have extended to a limited number of borrowers and in a limited geographic area;
•damage to our reputation resulting from adverse publicity, regulatory actions, litigation, operational failures, and the failure to meet client expectations and other facts;
•our ability to keep pace with technological change or difficulties we may experience when implementing new technologies;
•cybersecurity risk, including cyber incidents or other failures, disruptions or breaches of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of a cyber attack;
•costs and effects of litigation, investigations or similar matters to which we may be subject;
•natural disasters, severe weather, acts of god, acts of war or terrorism, domestic civil unrest, geopolitical instability, public health outbreaks (such as coronavirus), other international or domestic calamities, and other events beyond our control, including as a result of in the policies of the current U.S. presidential administration or Congress;
•the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts and the resulting impact on the Company and its customers;
•compliance with governmental and regulatory requirements, including the Dodd-Frank Act Wall Street Reform and Consumer Protection Act, Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018, and others relating to banking, consumer protection, securities and tax matters;
•changes in accounting principles and standards;
•changes in the laws, rules, regulations, interpretations or policies that apply to the Company’s business and operations, and any additional regulations, or repeals that may be forthcoming as a result thereof, which could cause the Company to incur additional costs and adversely affect the Company’s business environment, operations, and financial results; and

•our ability to navigate the uncertain impacts of current and future governmental monetary and fiscal policies, including the current and future policies of the Board of Governors of the Federal Reserve System (“Federal Reserve”) and as a result of initiatives of the Trump administration.

Other factors not identified above, including those that are incorporated by reference under “Risk Factors” in this prospectus and may be described in any prospectus supplement and in the “Risk Factors” and other sections of the documents that we incorporate by reference into this prospectus, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and in our other reports filed with the SEC, may also cause actual results to differ materially from those described in our forward-looking statements. Most of these factors are difficult to anticipate, are generally beyond our control and may prove to be inaccurate. You should consider these factors in connection with considering any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus, any applicable prospectus supplement or in a document incorporated by reference herein or therein are expressly qualified in their entirety by these cautionary statements. These cautionary statements should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. The Company cautions readers not to place undue reliance on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which such forward-looking statements were made.

Forward-looking statements speak only as of the date they were made. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect new information obtained or events or circumstances that occur after the date any such forward-looking statement is made.

ABOUT ISABELLA BANK CORPORATION

Isabella Bank Corporation is a registered financial holding company that was incorporated in September 1988 under Michigan law. The Company’s wholly owned subsidiary, Isabella Bank, has 31 offices located throughout Bay, Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw counties. The area includes significant agricultural production, manufacturing, retail, gaming and tourism, and several colleges and universities. References to “the Company”, “Isabella”, “we”, “our”, “us”, and similar terms refer to the consolidated entity consisting of Isabella Bank Corporation and its subsidiary, Isabella Bank. References to Isabella Bank or “the Bank” refers to Isabella Bank Corporation’s subsidiary, Isabella Bank.

We are a community bank with a focus on providing high quality, personalized service at a fair price. We offer a broad array of banking and wealth management services to businesses, institutions, individuals and their families. We compete with other commercial banks, savings and loan associations, mortgage brokers, finance companies, credit unions, retail brokerage firms, and other companies providing financial services.

Lending activities include loans for commercial and agricultural operations and real estate purposes, residential real estate loans, and consumer loans. We limit lending activities primarily to local markets and purchased loans from the secondary market are minimal. We do not make loans to fund leveraged buyouts, have no foreign corporate or government loans, and have limited holdings of corporate debt securities. Our general lending philosophy is to limit concentrations to individuals and business segments.

Deposit services offered include checking accounts, savings accounts, certificates of deposit, direct deposits, cash management services, mobile and internet banking, and ATMs. We also offer full service investment management, trust and estate services.

As of December 31, 2025, we had 362 full-time equivalent employees, consisting of 341 full-time employees and 38 part-time employees. We provide group life, health, accident, disability, and other insurance programs as well as a number of other employee benefit programs. None of our workforce is subject to collective bargaining agreements.

Our headquarters are located at 401 N. Main Street, Mount Pleasant, Michigan 48858. Our telephone number is (989) 772-9471. Our Internet website address is https://ir.isabellabank.com. The information contained in, or that can be accessed through, our website is not, and shall not be deemed to be, a part of, or incorporated into, this prospectus or any prospectus supplement.

RISK FACTORS

An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors set forth in our most recent Annual Report on Form 10-K under the heading “Risk Factors,” as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the latest Annual Report on Form 10-K that are incorporated by reference in this prospectus. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities under the heading “Risk Factors.”

Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity. In any case, the value of the securities offered by means of this prospectus and any applicable prospectus supplement could decline and you could lose all or part of your investment. See “Where You Can Find More Information” for information about how to obtain a copy of these documents.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities by us for general corporate purposes, which may include, among other things, investments in or advances to the Bank, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiary’s funding requirements, the availability of other funds and other factors. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at the Bank or another depository institution. We cannot predict whether the proceeds invested will yield a favorable return. We may, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

THE SECURITIES WE MAY OFFER

The descriptions of the offered securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement, to the extent not described in this prospectus, will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain, where applicable, material U.S. federal income tax considerations relating to the offered securities, and will contain information regarding the securities exchange, if any, on which the offered securities will be listed. The descriptions of our securities being offered appearing herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents that govern those securities and whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company (“DTC”), Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF DEBT SECURITIES

The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the applicable prospectus supplement.

General

We may issue from time to time in one or more series senior debt securities or subordinated debt securities, which in each case will be unsecured, direct, general obligations of the Company. For purposes of the descriptions under this heading “Description of Debt Securities,” we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.”

We will issue senior debt securities under a senior debt indenture and issue subordinated debt securities under a subordinated debt indenture. We refer to the senior debt indenture or subordinated debt indenture, together with any applicable supplemental indentures thereto, in this prospectus as an “indenture” and collectively as the “indentures.” A copy of the form of each indenture has been filed with the SEC as an exhibit to the registration statement that includes this prospectus. The indentures permit one or more series of senior debt securities or subordinated debt securities, as the case may be, to be established and issued thereunder. Any such series of senior debt securities or subordinated debt securities and their terms and conditions will be established by means of the adoption of a supplemental indenture, the adoption of a resolution of our Board of Directors, or a committee thereof, or the action of certain officers of the Company acting pursuant to authority delegated to them by such resolution of the Board of Directors and evidenced by an officers’ certificate setting forth the terms and conditions of the series of debt securities established by that resolution and the action of such authorized officers. Generally, multiple series of debt securities will vary from one another with regard to the rate at which interest accrues on such debt securities and the term of such debt securities, and the senior debt securities and subordinated debt securities will vary from one another with regard to the priority of payment.

Except as set forth in the indentures and described in the prospectus supplements, the indentures do not limit the amount of senior debt securities or subordinated debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in an indenture and described in a prospectus supplement, we may, from time to time, issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional debt securities issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series. In certain instances, additional debt securities of a series sold may be issued with a different CUSIP number from that assigned to previously issued debt securities of that issue.

The indentures will meet the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and will be qualified under and governed by the Trust Indenture Act.

We will file a copy of each supplemental indenture establishing a series of debt securities and setting the respective series’ terms and conditions with the SEC in connection with the offer and sale of the first debt securities of such series to be offered and sold and will file the form of debt security representing the debt securities of such series with the SEC in connection with the offering of such debt securities. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

Terms and Conditions of Debt Securities to be Described in the Prospectus Supplement

The prospectus supplement relating to any debt securities of a series that we may offer will set forth the price or prices at which the debt securities will be offered to the public and the specific terms and conditions of the debt securities of that series to the extent such terms and conditions are not described in this prospectus. The prospectus supplement will set forth the aggregate principal amount of the debt securities of a series being offered by means of such prospectus supplement and the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be offered and sold to the public.

Each series of debt securities will be established and its terms and conditions set by a supplemental indenture. These terms and conditions of the debt securities may include, without limitation, the following:

•the title and series of the debt securities and whether they are senior debt securities or subordinated debt securities;
•any limit on the aggregate principal amount of the debt securities of such series that may be issued;
•if other than the aggregate principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of the debt securities of the series;
•the maturity date or dates, or the method for determining the maturity date or dates, on which the principal and premium of the debt securities of the series will be payable;
•the rate or rates, which may be fixed or variable, or the method of determining the rate or rates, at which the debt securities of the series will bear interest, if any;
•the date or dates, or the method by which such date or dates are to be determined, from which any interest will accrue on the debt securities of the series, and the date or dates on which accrued interest will be payable and the regular related record dates for the payment of accrued interest;
•the place or places where payments of principal, interest or premium, if any, will be payable, where the debt securities of the series may be surrendered for registration of transfer or exchange, and where notices or demands to or upon us may be served;
•the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, at our option, if we are to have such an option;
•the terms of the subordination of any series of debt securities;
•our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;
•whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which the amounts are to be determined;
•any additions to, modifications of, or deletions from the terms of the debt securities of the series with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the indenture;
•whether any of the securities will be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
•the denomination of the debt securities of the series, if other than $1,000 and any integral multiple thereof;
•if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or a holder may elect payment to be made in a different currency and the designation of the original currency determination agent;
•if the debt securities of the series will be initially issuable in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;
•the date of which any global security will be dated;
•the conditions upon which definitive debt securities of the series will be issued to beneficial owners;

•the applicability, if any, of the discharge, defeasance and covenant defeasance provisions of the indenture to the debt securities of the series and any additional or different terms on which such debt securities may be discharged or defeased;
•whether the debt securities of the series can be converted into or exchanged for other securities of the Company, and the related terms and conditions, including, without limitation, the time and place at which such securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may be applicable;
•in the case of our subordinated debt securities, provisions relating to any modification of the subordination provisions of the subordinated debt securities of the series, which are described elsewhere in this prospectus;
•whether the debt securities of the series will be sold as part of units consisting of debt securities, common stock and/or warrants;
•any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities of the series; and
•any other terms, preferences, rights or limitations of, or restrictions on, the debt securities of the series not inconsistent with the provisions of its applicable indenture.

Unless otherwise specified in the applicable prospectus supplement relating to the debt securities of a particular series, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. The debt securities sold on that basis may be original issue discount (“OID”) securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to OID securities or relating to certain other kinds of securities that may be offered including securities linked to an index, will be described in the applicable prospectus supplement.

For purposes of the descriptions under this “Description of Debt Securities,” “subsidiary” means a corporation, a partnership, business or statutory trust, or a limited liability company a majority of the outstanding voting equity securities or a majority of the voting membership or partnership interests or beneficial interests in a trust, as the case may be (collectively, referred to as “voting equity securities”), of which is owned or controlled, directly or indirectly, by us or by one or more of our other subsidiaries. For the purposes of this definition, “voting equity securities” means securities having voting power for the election of directors, managers, managing partners or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

Ranking of Debt Securities; Holding Company Structure

Senior Debt Securities

Except as otherwise provided in a supplemental indenture or prospectus supplement, the senior debt securities of a series that we issue will be unsecured and will rank equally in right of payment of the principal of and premium, if any, and interest on such senior debt securities with all of our other existing and future unsecured and unsubordinated debt, including the senior debt securities of any other series, and rank senior in right of payment to any subordinated debt.

Subordinated Debt Securities

Except as otherwise provided in a supplemental indenture or prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities.

Structural Subordination

The debt securities will be the exclusive obligation of Isabella Bank Corporation. Because the Company is a holding company, our cash flows and consequent ability to service our obligations, including both our senior debt securities and subordinated debt securities, are dependent on dividends, distributions and other payments of earnings and other funds by our subsidiaries, particularly the Bank, to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. For example, various banking laws applicable to the Bank limit the payment of dividends and other distributions by the Bank to us, and may, therefore, limit our ability to pay accrued interest owing on our outstanding senior debt securities and subordinated debt securities on any interest payment date or the principal of such senior debt securities and subordinated debt securities at their maturity. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, because any right of the Company to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s secured and unsecured creditors. If the Company itself is recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by the Company. Claims from creditors (other than us) on our subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and trade payables. Any capital loans that we make to the Bank would be subordinate in right of payment to deposits and to other indebtedness of the Bank.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be converted into or exchanged for other of our securities. These terms will include whether conversion or exchange will be mandatory, at our option or at the option of the holder. We will also describe in the applicable prospectus supplement relating to any such convertible or exchangeable debt securities how we will calculate the amount or number of our other securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price or exchange ratio and other terms related to conversion or exchange and any anti-dilution protections.

Redemption and Repurchase of Debt Securities

We may redeem the debt securities, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement. In addition, the debt securities may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case, upon the terms described in the applicable prospectus supplement.

Payment and Paying Agent

Unless otherwise indicated in a prospectus supplement, the debt securities will be payable as to principal, interest and any premium in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.

The designated paying agent in the United States for the securities we are offering is provided in the indentures that are or will be deemed incorporated by reference into this prospectus.

Same-Day Settlement

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system in the United States until maturity. Purchases of debt securities in secondary market trading must be settled in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Denomination, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities of a series in denominations of $1,000 and any integral multiples thereof and each series of the offered securities will be issued in registered form only, without coupons.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor but in different, authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange, redemption or conversion of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1) either:

•the Company is the continuing entity; or
•the successor entity, if other than the Company, is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Columbia and expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture; and

(2) immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of that transaction as having been incurred by us at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice, the lapse of time or both, would become an event of default will have occurred and be continuing.

The conditions described in (1) and (2) above would not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the applicable indenture and the terms of the debt securities will not contain any event risk or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Events of Default; Right to Accelerate

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior debt indenture with respect to the senior debt securities and under the subordinated debt indenture with respect to the subordinated debt securities:

•failure to pay any installment of interest payable on any debt security of the series and the continuance of such failure for a period of 30 days;
•failure to pay principal of, or premium, if any, on, any debt security of the series when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

•default in making any sinking fund payment when due, for any debt security of the series;
•default in the observance or performance of any other covenants or agreements of the Company contained in any resolution of the Company authorizing the issuance of the debt securities, in the indentures with respect to the debt securities, or in any supplemental indenture with respect to such debt securities continuing for 90 days after written notice as provided in the indentures with respect to the debt securities;
•specified events of bankruptcy, insolvency or reorganization; or
•such other events of default as are described in the prospectus supplement relating to any series of debt securities being offered for sale.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

Collection of Indebtedness

If an event of default relating to our failure to pay interest or principal, to make a sinking fund or analogous payment occurs with respect to the debt securities of a series issued under an indenture, we must pay to the applicable trustee for the benefit of the holders of the affected debt securities the amount of the principal of, and premium, if any, and accrued and unpaid interest on, such debt securities and, to the extent legally enforceable, interest on any such overdue amounts at the rate determined as prescribed in the terms of such debt securities. If we fail to pay such amounts, the applicable trustee may institute a suit against us to collect the amounts due and payable. The trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless the holders have offered to the trustee reasonable indemnity satisfactory to it.

Limitations on Suits by Holders

Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, holders of debt securities will have no right to institute any proceeding, judicial or otherwise, with respect to the indentures, or for the appointment of a receiver or trustee, or for any other remedy under the indentures unless:

•such holder has previously given written notice to the trustee of a continuing event of default with respect to the applicable debt securities;
•the holders of not less than 25% in principal amount of the applicable debt securities shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;
•such holder or holders have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities to be incurred in complying with such request;
•the trustee for 60 days after its receipt of such notice, request, and offer of security or indemnity has failed to institute any such proceeding; and

•no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities.

In any event, the applicable indenture provides that no one or more of such holders of the debt securities of a series will have any right under such indenture to affect, disturb or prejudice the rights of any other holder of debt securities of any series issued under such indenture, or to obtain priority or preference over any of the other holders or to enforce any right under such indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities issued under that indenture.

Waiver

Each indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series issued under that indenture may waive any past default with respect to that series and its consequences, except a default:

•in the payment of the principal of, or premium, if any, or interest on any debt security of that series; or
•in respect of a covenant or provision contained in that indenture that, by the terms of the indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice of Defaults

The trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of a series then outstanding under the applicable indenture unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or of the applicable trustee exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

Within 120 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status of the default.

Modification of an Indenture

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities issued under the indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

•change the stated maturity of the principal of, or any installment of interest, or the premium, if any, on, any debt security;
•reduce the percentage in principal amount of, or the rate at which interest accrues under, amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;
•extend the time of payment of interest on any debt security;
•change any of the conversion, exchange or redemption provisions, including decreasing the conversion rate or increasing the conversion price of, any debt security;
•change the place of payment, or the coin or currency for payment, of principal of, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;
•impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms;
•modify the ranking or priority of the securities in a manner adverse to the holders of any debt security;
•reduce the percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with specific provisions of or certain defaults and consequences under the indenture, or to reduce the quorum or voting requirements set forth in the indenture; or
•modify any of the provisions relating to the waiver of specific past defaults or compliance with specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by any such modification or amendment will have the right to waive our compliance with specific covenants in the indenture.

We and the trustee may modify and amend the applicable indenture without the consent of the holders of debt securities for any of the following purposes:

•to evidence the succession of another person to us as obligor under the indenture;
•to add to our covenants binding us for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us in the indenture;
•to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of bearer securities or debt securities in uncertificated or global form;
•to establish the form or terms of debt securities of any series to be issued under the indenture;
•to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;
•to cure any ambiguity, omission, defect or inconsistency in the indenture provided that the cure or correction does not adversely affect the holders of the debt securities issued under the indenture;
•to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities to be issued under the indenture in the future;
•to add any additional events of default for the benefit of the holders of all or any series of debt securities issued under the indenture;
•to secure the debt securities of any series issued under the indenture;
•to make any change that does not adversely affect the legal rights under the indenture of any holder of debt securities of any series issued under the indenture;
•to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series issued under the indenture;
•to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act;
•to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect;
•to change or eliminate any provision of the indenture, provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding; or
•in the case of any subordinated debt security, to make any change in the subordinated provisions that limits or terminates the benefits applicable to the holder of any senior debt.

Calculation of Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture governing such series of debt securities or whether a quorum is present at a meeting of holders of debt securities of such series:

•the aggregate principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;
•the aggregate principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the indenture; and
•debt securities owned by us or any other obligor upon the debt securities or any affiliate of us or of any other obligor will be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We are permitted under each indenture to discharge specific obligations to holders of any series of debt securities issued under the indenture (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities of one or more series.

Defeasance and Covenant Defeasance

If the provisions in an indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of any series issued under that indenture, we may elect either:
•defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities of a series, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or
•covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with our obligations will not constitute an event of default with respect to the debt securities being defeased.

To make either of the above elections, we will be required to deposit in trust with the trustee an amount, in currency or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on such debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established under an indenture if, among other things:
•we have paid or caused to be paid all other sums payable with respect to the debt securities of such series being defeased;

•we have delivered to the trustee a certificate signed by a national recognized firm of Independent Public Accountants certifying as to the amounts deposited;
•we have delivered to the trustee an officer’s certificate and an opinion of independent counsel, each stating that no event of default with respect to the debt securities of such series being defeased has occurred and all conditions precedent to the defeasance or covenant defeasance have been complied with;
•we have delivered to the trustee an opinion of independent counsel that the holders of the debt securities being defeased will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred; and
•we have delivered to the trustee an opinion of independent counsel that, if the debt securities of such series being defeased are listed on a national securities exchange, such debt securities will not be delisted as a result of the defeasance.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

In the event we properly discharge and satisfy or effect a defeasance or covenant defeasance with respect to any subordinated debt securities, the subordination provisions of those subordinated debt securities will cease to cause those subordinated debt securities to be subordinate in right of payment to the payment in full of the senior indebtedness as defined for purposes of those subordinated debt securities. In such a circumstance, the funds or government obligations deposited in trust with the applicable trustee in connection with such discharge and satisfaction, defeasance or covenant defeasance may be applied to the payment of the principal of, and premium, if any, and interest on, the subordinated debt securities discharged and satisfied or the subject of defeasance or covenant defeasance prior to any or all of the senior indebtedness being paid in full.

A prospectus supplement by which we offer for sale debt securities of a particular series may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within such particular series.

Regarding the Trustee

The applicable prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

The trustee will meet the requirements of the Trust Indenture Act for trustees under indentures being qualified under the Trust Indenture Act. At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, have at all times a combined capital and surplus of not less than $50,000,000 and not be the Company or any person directly or indirectly controlled or controlled by or under common control with the Company.

If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has or acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture. If the trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.

The trustee has two main roles under the indentures. First, the trustee can enforce your rights against us if an event of default occurs with respect to any debt securities. See “-Limitations on Suits by Holders” and “-Notice of Defaults” for certain information regarding the rights of the trustee upon the occurrence of an event of default.

Second, the trustee performs certain administrative duties related to the debt securities of each series for us. The trustee is entitled, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of those holders.

The trustee may resign or be removed as the trustee under an indenture, and a successor trustee may be appointed by us or by the holders holding a majority in aggregate principal amount of the debt securities outstanding under the applicable indenture to act with respect to all of the debt securities outstanding under the applicable indenture. If the trustee resigns or is removed as trustee under one of the indentures, it may continue to serve as the trustee under the other indenture unless it resigns or is removed as trustee under the other indenture.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under that indenture separate from the trust administered by any other such trustee as to a separate series of debt securities issued under that indenture. Except as otherwise indicated in this prospectus or the applicable prospectus supplement, a trustee may only take an action with respect to the debt securities of the particular series of debt securities for which it is trustee under an indenture.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We will issue global securities in registered form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities of any series, as well as the obligations of the applicable trustee with respect to the debt securities of such series, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary and/or participant of the depositary, as well as general laws relating to transfers of debt securities.

The applicable prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will be exchanged for physical certificates representing debt securities represented by the global securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security is exchanged for physical certificates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders of the debt securities represented by the global security.

Depository Trust Company

DTC has advised us of the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Beneficial interests in a global security representing outstanding debt securities of a series will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and DTC participants. When you purchase our debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner and your ownership interest will be recorded only on the records of the DTC participants. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers.

The trustee and we will treat DTC or its nominee as the owner of each global security registered in the name of DTC or its nominee for all purposes. Accordingly, the trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts due on a global security, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices likewise will be sent by us or, at our request, by the trustee directly to DTC, which in turn will inform the DTC participants, which will then contact you as a beneficial holder. In addition, it is DTC’s current practice to pass through any consenting or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, the ultimate owner of debt securities, based on their respective customary practices.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction. However, in certain circumstances described below under “-Certificated Debt Securities” below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

Certificated Debt Securities

Debt securities represented by one or more global securities will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

•DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or
•we decide to discontinue the book-entry system; or

•an event of default has occurred and is continuing with respect to the applicable debt securities.

If a global security is exchanged for certificated debt securities, the trustee will keep the registration books for the applicable debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.

Governing Law

Unless indicated otherwise in the applicable prospectus supplement, the debt securities of each series and the indenture will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF COMMON STOCK

The following summary describes the material features and rights of our common stock. This summary does not purport to be a complete description of the terms and conditions of our common stock in all reports and is subject to, and qualified in its entirety by, applicable law and the provisions of our Articles of Incorporation, as amended (“Articles of Incorporation”) and Second Amended and Restated Bylaws (“Bylaws”).

General

Our authorized capital stock consists of 15,000,000 shares of common stock, no par value. Our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, validly issued, fully paid and non-assessable. As of April 14, 2026, there were 7,332,900 shares of our common stock outstanding, held by approximately 2,429 registered shareholders. As of April 14, 2026, there were 62,901 shares of our common stock reserved for future issuance under our equity incentive plans. Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “ISBA.”

Each share of our common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. Our shares of common stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any of our securities.

Dividends.

The holders of our common stock are entitled to participate ratably on a per share basis in the payment of dividends when, as and if declared thereon by the Board of Directors of the Company out of funds legally available for the payment of dividends. The payment of dividends by the Company is subject to limitations that are imposed by law and applicable regulation.

Voting Rights.

The holders of our common stock have exclusive voting rights in the Company. They elect the Company’s Board of Directors and act on other matters as are required to be presented to them under Michigan law or as are otherwise presented to them by the Board of Directors. Generally, each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors.

Liquidation.

In the event of liquidation, dissolution or winding up of the Company, the holders of our common stock would be entitled to participate ratably on a per share basis, after payment or provision for payment of all its debts and liabilities, all of the assets of the Company available for distribution.

Preemptive Rights.

Holders of our common stock are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption and does not have any sinking fund provisions.

Transfer Agent and Registrar.

The transfer agent and registrar for our common stock is Isabella Bank Corporation.

Certain Articles of Incorporation and Bylaw Provisions Potentially Having an Anti-Takeover Effect

General. Our Articles of Incorporation and Bylaws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by a shareholder. These provisions are summarized in the following paragraphs.

Advance Notice for Shareholder Proposals and Director Nominations. Our Bylaws include specific procedures for shareholder proposals, including proposed nominations for directors, to be brought at shareholder meetings. Notice of a shareholder proposal notice must generally be delivered to the secretary of the Company not earlier than 120 days nor more than 150 days prior to the shareholder meeting. The notice of the shareholder proposal must include certain information listed in our Bylaws, including, but not limited to, the name and address of each shareholder making the proposal, the name and address of any nominee for director, the class and number of shares of our capital stock, any proxy used in connection with the proposal, a description of the business desired to be brought before the meeting, and a description of all agreement, arrangement and understanding between the shareholder proposing the business to be brought before the meeting and any other affiliates and associates with whom the requesting shareholder is acting in concert in connection with the proposal. Although these procedures do not give our Board of Directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, it may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedure is not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to our shareholders and us.

Call of Special Meetings. The Bylaws provide that special meetings of shareholders can be called only by the chair of the Board of Directors of the Company, the Chief Executive Officer of the Company, or by vote of a majority of the Board of Directors of the Company, and shall be called by the Chief Executive Officer or Secretary of the Company at the written request of the holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at such a meeting. In order for a special meeting to be called by the shareholders, a written request for a special meeting signed by the shareholders owning at least the requisite percent of shares entitled to vote at the meeting as of the date of the request must be delivered to the secretary at the principal executive offices of the Company. The special meeting request must include certain information listed in our Bylaws, including, but not limited to, a statement of the business proposed to be acted on at the meeting, the signatures of each shareholder submitting the special meeting request, the name and address of each shareholder submitting the special meeting request and documentary evidence that the requesting shareholders own the requisite percent of shares as of the date of the special meeting request. A special meeting request shall not be valid if (1) the request relates to an item of business that is not a proper subject for shareholder action under applicable law or our certificate of formation, (2) the request relates to an item of business that is the same or substantially similar to an item presented at a meeting of shareholders occurring within twelve (12) months preceding the earliest date of the signature on the special meeting request, or (3) the special meeting request is delivered during the period commencing ninety (90) days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of shareholders.

Authorized but Unissued Shares. The Board of Directors of the Company has the power, without shareholder approval, to issue the authorized but unissued shares of our common stock. The Articles of Incorporation authorize 15,000,000 shares of common stock, no par value. As of April 14, 2026, there were 7,332,900 shares of our common stock issued and outstanding.

Classified Board of Directors. The Company’s Board of Directors is divided into three classes, with the directors in each class being elected for a term of three years.

Filling of Board Vacancies. Vacancies are filled by a vote of the directors then in office. The person who fills any such vacancy holds office until the next election of the class for which the director shall have been chosen and until his or her successor shall be elected and shall qualify or until his or her resignation, death or removal.

“For Cause” Removal of Directors. Directors of the Company may be removed from office at any time, but only for cause by the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote thereon.

Prohibition of Cumulative Voting. The Articles of Incorporation prohibit cumulative voting for the election of directors.

Super-Majority Vote on Certain Business Combinations. The Articles of Incorporation of the Company require the affirmative vote of at least 66 2/3% of all issued and outstanding common stock entitled to vote on certain business combinations, including, but not limited to, any merger, consolidation, recapitalization, reclassification, liquidation or dissolution in which the Company is a party thereto, or the sale or disposition of substantially all of the property and assets of the Company.

Amendments to Articles of Incorporation and Bylaws. Amendments to the Articles of Incorporation must be approved by at least 66 2/3% of the issued and outstanding shares of the Company’s voting stock. The Bylaws may be amended by a two-thirds vote of the Board of Directors of the Company or the affirmative vote of a majority of the shares of our common stock in attendance at a duly constituted meeting of shareholders. However, any amendment that relates to the classified board provisions of the Bylaws requires the approval of the holders of at least a majority of outstanding shares.

Michigan Law. We may opt-in to the provisions of Chapter 7A of the Michigan Business Corporation Act (“MBCA”). In general, subject to certain exceptions, Chapter 7A of the MBCA prohibits a Michigan corporation from engaging in a “business combination interested shareholder, unless: (i) prior to such date, the board of directors approved the business combination; or (ii) on or subsequent to such date, the business combination is approved by at least 90% of the votes of each class of the corporation’s stock entitled to vote and by at least two-thirds of such voting stock not held by the interested shareholder or such shareholder’s affiliates. The MBCA defines a “business combination” to include certain mergers, consolidations, dispositions of assets or shares and recapitalizations. An “interested shareholder” is defined by the MBCA to include a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation. While our Board of Directors to date has not elected to opt-in to these provisions, any future decision to do so could have an anti-takeover effect.

Bank Holding Company Act. The Bank Holding Company Act generally would prohibit any company that, together with its affiliates, is not solely engaged in activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. For these purposes, “control” is generally defined as ownership, control or the ability to vote 25% or more of any class of voting stock of, control of the election of a majority of the directors of or other exercise of a controlling influence over a bank holding company. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by regulations of the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, is presumed to constitute acquisition of control of the bank holding company for purposes of the Change in Bank Control Act of 1978.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposals that a majority of our shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our Board of Directors and our management in retaining their respective positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following briefly summarizes the general provisions of subscription rights that we may offer to purchase additional shares of our common stock or debt securities, which we may issue. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the rights, which we will file with the SEC in connection with an issuance of rights to holders of our common stock. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement. Although we may issue rights, in our sole discretion, we have no obligation to do so.

General

We may issue subscription rights to purchase our common stock or debt securities. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.
These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•the record date for shareholders entitled to receive subscription rights;
•the price, if any, for the subscription rights;
•the exercise price payable for each share of our common stock or for debt securities upon the exercise of the subscription rights;
•the number of subscription rights issued to each shareholder;
•the number and terms of each share of our common stock or for debt securities which may be purchased per each subscription right;
•the extent to which the subscription rights are transferable;
•any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

If fewer than all of the subscription rights issued in any rights offering are exercised, then we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

Rights of Subscribers

Holders of rights will have no rights as shareholders with respect to the shares of common stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares of common stock have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue any person or group of persons shares of our common stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, other securities of the Company or any combination of the foregoing. A warrant is a security that gives the holder the right, upon exercise of the warrant, to purchase, for a specified exercise period, a specified number of the issuer’s other securities at a specified exercise price per share which may be subject to adjustment upon the occurrence of specified events. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

The prospectus supplement relating to any warrants that we are offering will include specific terms relating to the offering. The prospectus will describe the terms of any warrants, including the following, as may be applicable:

•the title and specific designation of the warrants;
•the aggregate number of warrants offered;
•the amount of warrants outstanding, if any;
•the designation, number, aggregate principal amount and terms of the debt securities or common stock purchasable upon exercise of the warrants and procedures that will result in the adjustment of those numbers;
•the exercise price or prices of the warrants;
•the procedures and conditions relating to the exercise of the warrants;
•price or prices at which the warrants will be issued;
•the dates or periods during which the warrants are exercisable;
•the designation and terms of any securities with which the warrants are issued;
•if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
•if the exercise price is not payable in U.S. Dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•any minimum or maximum amount of warrants that may be exercised at any one time;
•the anti-dilution provisions of the warrants, if any;
•terms of any right that we may have to redeem the warrants;
•if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•any terms relating to the modification of the warrants;
•any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF UNITS

We may issue units comprised of any combination of two or more of the other securities described in this prospectus and as specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent.

The applicable prospectus supplement will specify the terms of the units, including:

•the designation and terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units;
•a discussion of the material U.S. federal income tax considerations, if applicable; and
•whether the units if issued as a separate security will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection with any offering of units.

PLAN OF DISTRIBUTION

The Company may sell the offered securities from time to time:

•directly to one or more purchasers;
•in block trades;
•through agents;
•through dealers;
•through underwriters;
•directly to its shareholders;
•directly to holders of warrants exercisable for our securities upon the exercise of such warrants; or
•through a combination of any of these methods of sale.

The prospectus supplement relating to the offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the initial offering price of the offered securities to the public and the use of proceeds from the sale, purchase price of the offered securities, estimated offering expenses, any underwriting discounts, commissions and other items constituting underwriters’ compensation, and any underwriting discounts, commissions and other allowances and reallowances paid to dealers or agents and any securities exchanges on which the offered securities may be listed. The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

The Company may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•at a fixed price or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to the prevailing market prices; or
•at negotiated prices.

The Company may directly solicit offers to purchase offered securities. Agents designated by the Company from time to time may also solicit offers to purchase offered securities. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent designated by the Company, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus and a related prospectus supplement is delivered, the Company will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, the Company will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which, along with this prospectus, will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the Nasdaq Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If so indicated in the applicable prospectus supplement, the Company will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from the Company at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and
•if the offered securities are also being sold to underwriters, the Company will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers, agents and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any person participating in the distribution of the offered securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation Regulation M, which may limit the timing of transactions involving the offered securities under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such offered securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the offered securities under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such offered securities.

The Company, the underwriters or other agents may also engage in derivative transactions involving the offered securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the offered securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the offered securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the offered securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the offered securities purchased or borrowed from us or others (or, in the case of derivatives, offered securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the offered securities or close out any related open borrowings of the offered securities.

We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be customers of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.

Under the securities law of various states, the offered securities under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the offered securities under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any of our securities.

LEGAL MATTERS

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Hunton Andrews Kurth LLP, Dallas, Texas, and with respect to matters of Michigan law, by Foster Swift Collins & Smith, Lansing, Michigan. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Isabella Bank Corporation for the year ended December 31, 2025, and the effectiveness of internal control over financial reporting as of December 31, 2025, incorporated in this prospectus by reference from the Isabella Bank Corporation Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Plante Moran PLLC, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Isabella Bank Corporation as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, and the effectiveness of internal control over financial reporting as of December 31, 2024, incorporated in this prospectus by reference from the Isabella Bank Corporation Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Rehmann Robson LLC, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

$30,000,000

Common Stock

Prospectus Supplement

June 16, 2026